Exhibit 99.1
                             AURORA GOLD CORPORATION
NEWS RELEASE 18-2006                                             August 11, 2006

                                                                Trading Symbols:
                                                               NASD OTC BB: ARXG
                                                     FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER

                                  NEWS RELEASE
                                  ------------

AURORA GOLD CORPORATION ANNOUNCES THE RESULTS FROM ITS ROCK CHIP SAMPLING PROGRAM ON THE SAO JOAO PROPERTY IN THE TAPAJOS GOLD PROVINCE, STATE OF PARA, BRAZIL

Balcatta,  WA,  Australia,  - August 11, 2006 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation (the "Company", "Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil, is pleased to announce the results from its rock chip sampling program on the Sao Joao property in the Tapajos Gold Province, State of Para, Brazil.

Following on the previously reported high-grade rock chip samples, the Company's exploration program has found another significant, highly mineralised quartz vein system. Initial sampling of a set of 2 quartz veins, 20cm to 40cm wide has resulted in high gold grades. These veins are part of a system of numerous smaller veins which have been traced for approximately 700m. The system is considered to be part of a large mineralised stockwork.

Rock chip results from the Sao Joao Property include:

                                     53.02 g/t     Gold
                                     51.02 g/t     Gold
                                     25.23 g/t     Gold
                                     25.07 g/t     Gold
                                     22.52 g/t     Gold
                                     20.36 g/t     Gold
                                     19.98 g/t     Gold
                                     16.6 g/t      Gold
                                     12.14 g/t     Gold
                                     7.11 g/t      Gold
                                     4.91 g/t      Gold

1. The grade and tonnage estimate referred to is not a resource. Aurora Gold Corporation has not undertaken an independent investigation of the estimates.

The Sao Joao property area is located approximately 20km west of the Company's Sao Domingo property and approximately 40 km north of the Santa Izabel property. The prime targets for the Sao Joao property are located on and around the intersection of regional NW and NNW faults within the Parauari Intrusive Suite. The Parauari Intrusive Suite has proven to host the vast majority of known gold deposits elsewhere within the Tapajos Gold Province.

Aurora Gold Corporation is a mineral exploration company focusing on its newly acquired gold exploration properties in the Tapajos Gold Province, State of Para, Brazil, whose stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, and under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For Further information, please call Klaus Eckhof
Phone:                   (+61) 8 9240-2836
Mobile:                  (+61) 411-148-209
Address:                 30 Ledger Road, Balcatta, WA, 6021 Australia
Website:                 www.aurora-gold.com

ON BEHALF OF THE BOARD

"Klaus Eckhof"

Klaus Eckhof
President, CEO and Director


CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                          ------------------

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.


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